Exhibit 99.1

News Release

FOR RELEASE 1:00 p.m. (Pacific)
Wednesday, May 4, 2005

Investor Contact:	Press Contact:
Mark Lamb Director – Investor Relations (425) 519-4034 markl@onyx.com	Carrie Holmes (425) 519-4096 carrieh@onyx.com

Onyx Software Announces First Quarter Results
New Strategy Builds upon Prior Success with Enterprise-Class Customers

BELLEVUE, WA. —Onyx® Software Corporation (NASDAQ: ONXS) today announced results for the quarter ended March 31, 2005 and presented highlights of its recently announced strategy that builds upon the company’s prior success with enterprise-class customers.

First Quarter Results
Revenue for the first quarter of 2005 was $14.1 million, compared to $14.2 million in the first quarter of 2004. License revenue for the first quarter of 2005 increased seven percent to $3.9 million, compared to $3.6 million in the first quarter of 2004. Reported net loss for the first quarter of 2005 was ($0.6) million, or a loss of ($0.04) per share, compared to a reported net loss of ($0.6) million, or a loss of ($0.04) in the first quarter of 2004. Audit expenses, including those related to compliance with the Sarbanes-Oxley Act of 2002, were $0.8 million in the first quarter of 2005.

“While first quarter revenue was slightly lower than the fourth quarter due to anticipated seasonality, we were satisfied with solid license sales from all of Onyx’s regional sales teams globally and pleased with the strong customer demand for newly-introduced products,” said Janice P. Anderson, Onyx Chair and CEO.

Non-GAAP operating loss, which excludes amortization of intangibles, stock-based compensation expense, restructuring and severance was ($0.3) million in the first quarter of 2005, compared to a non-GAAP operating income of $0.3 million in the first quarter of 2004. Onyx believes that supplementary disclosure regarding non-GAAP operating income or loss assists in comparing current operating results with those of past periods. A reconciliation of non-GAAP operating income or loss with actual operating loss is attached to the financial tables included below in this release.

Onyx Launches New Strategic Direction
Recently Onyx announced a new strategy and re-positioning intended to target enterprise-class companies with a unique product line which helps organizations automate and evolve their customer-facing processes. The new direction broadens Onyx’s value proposition to include new product areas such as business process management and analytics/reporting tools. It builds upon the success that Onyx has achieved with enterprise-class organizations that constituted a majority of new purchase decisions in 2003 and 2004. Onyx believes that this new direction emphasizing customer process solutions is succeeding because of Onyx’s decision a few years ago to migrate its platform to a services-oriented architecture, along with its more recent introduction of business-process management and business intelligence reporting capabilities.

Announcements of New Products and Strategy Draw Reaction from Industry Experts
Sheryl Kingstone, senior analyst with Yankee Group said “Onyx is making it easy and cost-effective to develop, evolve, and maintain these customer process solutions. In effect, they’re making it much easier for companies to reap the benefits” of customer-related business process management. Kingstone also told InformationWeek that Onyx’s new strategy is a wise move that gives the company an advantage over other providers of enterprise CRM applications. Destination CRM reported that some industry analysts believe that Onyx Process Manager “may help the company pack some punch against its rivals.” Line56 wrote “Onyx’s investment in business process management is poised to give the company a chance to remake itself for a changing CRM marketplace.” Additional media coverage can be found at: www.onyx.com/NewsAndEvents/MediaCoverage.asp.

Innovative New Products Contribute Significant License Revenue in the First Quarter
First quarter license revenue included a significant contribution from new products which launched in the last 12 months. These contributions came from each of three distinct, yet fully integrated, product portfolios at the foundation of the company’s new strategic direction to address the needs of enterprise-class customers.

•	From the Onyx Customer Management portfolio, both new and existing customers acquired the recently introduced Onyx Email Accelerator and Onyx Employee Portal for BlackBerry®, as well as Onyx OneServe, the company’s local and regional government solution that was productized and launched in 2004 with related modules introduced in 2005.

•	Onyx Process Manager from the Onyx Process Management portfolio was acquired by both new and existing customers ahead of its April launch. Onyx Process Manager enables our customers to streamline operations and gain flexibility with easy to use process management tools. Numerous customers also made first quarter purchases of Onyx’s Process Scripting product introduced 13 months ago. Process Scripting complements the next generation Process Manager product that allows users to enact business process management changes without code.

•	Onyx Analytics Advanced Reporting, a new product in the Onyx Performance Management portfolio, is a comprehensive business intelligence and reporting solution powered by the Cognos ReportNet™ platform. The new Advanced Reporting product is tightly integrated with Onyx Customer Management, so users can leverage pre-built customer reports, cubes, and templates to quickly get a picture of key customer information. Existing customers acquired this capability in the first quarter ahead of the April launch.

License Sales to New and Existing Customers Drive Deal Count Higher
Fifty-nine companies and organizations contributed to Onyx Software’s first-quarter license revenue compared to forty-eight in the fourth quarter of 2004. Sixteen became new Onyx customers, and forty-three existing customers made additional license purchases in the first quarter of 2005. License revenue was roughly split between new and existing customers.

New customers included Advantec – HR, Contec Co. Ltd., CSF – Computer Solutions and Finance Group Plc, Interchange Corporation, London Borough of Greenwich, State of California Childrens’ Services, Saison-Fundex, and Texans Credit Union.

Onyx customers that upgraded their solutions with additional license purchases in the first quarter included BindView Corporation, CCH Australia Limited, Colonial First State, International SOS, Internet Security Systems, Pacific Investment Management Company, Shield Health Care, Stewart Information Systems and The Hong Kong Jockey Club.

Onyx’s sales force sold approximately seventy percent of first quarter license revenue and the remainder was closed with partners.

Continued Expansion of Partner Network

Onyx recently announced that it has signed a Reseller Agreement with CTC, one of the largest independent system integrators in Japan. Under the terms of the agreement, CTC will resell Onyx customer management solutions and will provide consulting and implementation services for Onyx customers in Japan. CTC and Onyx are already engaging on joint sales opportunities and plans are in place to certify several CTC consulting staff on the Onyx product line.

This week Avaya announced that Onyx was among more than 140 independent software and hardware development firms, systems integrators, alliance partners and consultants that have announced support for the interoperable, multi-vendor approach to Intelligent Communications.

Onyx Recognized as a Top 15 CRM Suite Vendor for Ninth Consecutive Year
On March 22, 2005 Onyx announced that ISM, Inc., CRM strategic advisers and software reviewers, named Onyx Enterprise CRM as one of the Top 15 CRM enterprise software packages for 2005. ISM divides the Top 15 CRM Software Awards into two categories, Enterprise and Small & Medium Business (SMB) – to reflect the changes and growth of the CRM marketplace. Onyx Enterprise CRM was recognized in the enterprise category, marking the ninth consecutive year Onyx’s CRM suite was selected to ISM’s Top 15.

Industry Leaders Share Their Success Stories at the Onyx Video Library
Visit the Onyx Video Library recently established at www.onyx.com to hear industry leaders from Amway, Glenmede Trust, Mellon Bank, Netegrity and Reed Business discuss how Onyx has positively impacted their business.

Liquidity
On March 31, 2005, Onyx Software had unrestricted cash and cash equivalents of $11.4 million. This compares to $11.7 million on March 31, 2004 and $14.4 million on December 31, 2004. During the twelve months ended March 31, 2005, the company paid $2.0 million in cash toward the elimination of excess facilities obligations, severance and toward the acquisition of technology. Total deferred revenue (including current and long term portions) on March 31, 2005 was $18.9 million compared to $19.7 million on December 31, 2004.

Business Outlook
While a wide range of results are possible, Onyx believes that total revenue for the second quarter of 2005 is likely to be approximately $15 million with sequential quarter improvement in both license and services revenue. The company expects its second quarter result to be at breakeven or slightly profitable on a GAAP basis.

Onyx Software Conference Call
Onyx Software will hold its quarterly conference call to discuss results for the first quarter of 2005 on Wednesday, May 4, 2005, at 4:30 p.m. Eastern time. The live broadcast of Onyx Software’s quarterly conference call will be available online at www.onyx.com or www.companyboardroom.com. The call will be archived and available for replay for one week. Alternatively, you can participate by phone.

First Quarter Earnings Call
When: Wednesday, May 4, 2005
Time: 4:30 p.m. Eastern/1:30 p.m. Pacific
Web Access: www.onyx.com or www.companyboardroom.com
Dial-In: 1-800-901-5217
International Dial-In: 1-617-786-2964
Passcode: 69971377
Replay: 1-617-801-6888 (available 6:30 p.m. May 4, 2005 through May 18, 2005 11:59 p.m. Eastern)
Passcode: 43353638

About Onyx Software

Onyx Software Corporation (Nasdaq: ONXS) is a worldwide leader in customer process software and solutions for the enterprise. Onyx provides flexible solutions that enable organizations to automate, manage, and evolve their customer processes quickly and cost-effectively for strategic advantage. By providing an integrated suite of customer process automation applications encompassing customer management, process management, and analytics capabilities, Onyx enables enterprises to reduce costs, increase productivity and grow revenue. Major companies are aligning their customer-facing departments and managing their customer processes with Onyx software – companies such as Amway Corporation, Delta Dental, Mellon Financial Corporation, The Regence

Group and State Street Corporation. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Forward-Looking Statement
This press release contains forward-looking statements, including statements about the potential success of our newly announced strategic direction and our expectations for future financial performance. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict,” “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the reaction of customers and prospects to our new strategic direction, our ability to close large opportunities currently in our sales pipeline, the market adoption of, and customer satisfaction with, our product offerings – including our recently introduced products described in this press release, our ability to control expenses, our ability to retain customers on our maintenance and product support program, the expansion of our partner network and the ability of these partners to effectively sell our products and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our annual report on form 10-K for the period ended December 31, 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries.

FINANCIAL TABLES FOLLOW
###

Onyx Software Corporation
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Revenue
License	$3,861	$3,619
Service	10,196	10,625

Total revenue	14,057	14,244
Costs of revenue
Cost of license	437	193
Amortization of acquired technology	256	—
Cost of service	4,207	4,456

Total cost of revenue	4,900	4,649
Gross margin	9,157	9,595
Operating Expenses
Sales and marketing	4,416	4,777
Research and development	2,477	2,614
General and administrative	2,777	1,924
Restructuring and other-related charges	—	484
Amortization of other acquisition-related intangibles	—	209

Total operating expenses	9,670	10,008

Operating loss	(513)	(413)

Other income (expense), net	(201)	(193)
Change in fair value of outstanding warrants	(2)	122

Loss before income taxes	(716)	(484)
Income tax provision (benefit)	(19)	56
Minority interest in income (loss) of consolidated subsidiary	(78)	55

Net loss	$(619)	$(595)

Basic and diluted net loss per share	$(0.04)	$(0.04)

Shares used in computation of basic and diluted net loss per share	14,618	13,982

Onyx Software Corporation
Supplemental Non-GAAP Information:
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Operating loss	$(513)	$(413)
Adjustments to reconcile operating loss in the financial statements to non-GAAP operating income (loss):
Restructuring and other-related charges
Facilities	—	155
Severance	—	329

Total restructuring and other-related charges	—	484
Amortization of acquired technology	256	—
Amortization of other acquisition-related intangibles	—	209

Non-GAAP operating income (loss)	$(257)	$280

Net loss	$(619)	$(595)
Adjustments to reconcile net loss in the financial statements to non-GAAP net loss:
Restructuring and other-related charges
Facilities	—	155
Severance	—	329

Total restructuring and other-related charges	—	484
Amortization of acquired technology	256	—
Amortization of other acquisition-related
Intangibles	—	209
Change in fair value of outstanding warrants	(2)	(122)
Deferred income tax associated with acquisitions	—	(71)

Non-GAAP net loss	$(365)	$(95)

Non-GAAP basic and diluted net loss per share	$(0.03)	$(0.01)

Shares used in computation of non-GAAP basic and diluted net loss per share	14,618	13,982

Onyx Software Corporation
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2005	2004
Assets
Current Assets:
Cash and cash equivalents	$11,435	$14,393
Accounts receivable, net	12,228	11,220
Prepaid expenses and other current assets	2,286	1,968
Current deferred tax asset	89	89

Total current assets	26,038	27,670
Property and equipment, net	3,453	3,711
Purchased technology, net	3,839	4,095
Goodwill, net	10,050	10,306
Deferred tax asset	35	35
Other assets	443	450

Total Assets	$43,858	$46,267

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$1,071	$1,205
Salary and benefits payable	1,438	1,937
Accrued liabilities	2,925	2,453
Income taxes payable	135	217
Current portion of restructuring-related liabilities	547	731
Current portion of term loan	167	167
Deferred revenue	17,362	17,761

Total current liabilities	23,645	24,471
Long-term accrued liabilities	422	464
Long-term deferred revenue	1,580	1,923
Long-term restructuring-related liabilities – warrants	—	52
Long-term purchased technology obligation	1,869	1,842
Long-term deferred rent	320	450
Term loan	181	222
Minority interest in joint venture	25	106
Shareholders’ Equity
Common stock	144,794	144,736
Accumulated deficit	(131,588)	(130,969)
Accumulated other comprehensive income	2,610	2,970

Total shareholders’ equity	15,816	16,737

Total Liabilities and Shareholders’ Equity	$43,858	$46,267